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                                                                     EXHIBIT 3.1
                                                                     -----------

                         CERTIFICATE OF INCORPORATION
                                      OF
                               NEW TENNECO INC.

     I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

     FIRST.  The name of the corporation is New Tenneco Inc.

     SECOND. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 3,000. All such shares are to be Common Stock, par value of $.01 per share, and are to be of one class.

     FIFTH. The incorporator of the corporation is Dana G. Mead, whose mailing address is c/o Tenneco Inc., 1275 King Street, Greenwich, Connecticut 06831.

     SIXTH. Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

     SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-law whether adopted by them or otherwise.

     EIGHTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modifica tion or repeal.
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     NINTH.  The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockhold ers, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

     TENTH. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The name and mailing address of the persons who are to serve as the initial directors of the corporation until the first annual meeting of stockholders of the corporation, or until their successors are elected and qualified, are :

     Name                              Address
     ----                              -------

     Mark Andrews                      c/o Tenneco Inc.
                                       1275 King Street
                                       Greenwich, CT  06831

     W. Michael Blumenthal             c/o Tenneco Inc.
                                       1275 King Street
                                       Greenwich, CT  06831

     M. Kathryn Eickhoff               c/o Tenneco Inc.
                                       1275 King Street
                                       Greenwich, CT  06831

     Peter T. Flawn                    c/o Tenneco Inc.
                                       1275 King Street
                                       Greenwich, CT  06831

     Henry U. Harris, Jr.              c/o Tenneco Inc.
                                       1275 King Street
                                       Greenwich, CT  06831

     Belton K. Johnson                 c/o Tenneco Inc.
                                       1275 King Street
                                       Greenwich, CT  06831

     John B. McCoy                     c/o Tenneco Inc.
                                       1275 King Street

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

                                       Greenwich, CT  06831

     Dana G. Mead                      c/o Tenneco Inc.
                                       1275 King Street
                                       Greenwich, CT  06831

     Sir David Plastow                 c/o Tenneco Inc.
                                       1275 King Street
                                       Greenwich, CT  06831

     William L. Weiss                  c/o Tenneco Inc.
                                       1275 King Street
                                       Greenwich, CT  06831

     Clifton R. Wharton, Jr.           c/o Tenneco Inc.
                                       1275 King Street
                                       Greenwich, CT  06831


     The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this the ___ of August, 1996.



                                       ____________________________________
                                       Dana G. Mead
                                       Incorporator

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